Exhibit 10.7.1

FIRST AMENDMENT TO LICENSE AGREEMENT

THIS FIRST AMENDMENT TO LICENSE AGREEMENT (this “First Amendment”) is made and entered into as of November 9, 2012 (“Effective Date”), by and between KINEX PHARMACEUTICALS, LLC, a limited liability company organized and existing under the laws of the State of New York and having its principal office at 701 Ellicott Street, Buffalo, New York 14203, United States (“Kinex”) and HANMI PHARMACEUTICAL CO., LTD., a publicly traded company existing under the laws of Republic of Korea and having its principal office at 14, Wiryeseong-daero, Songpa-gu, Seoul, 138-724, Republic of Korea (“Hanmi”).

WITNESSTH:

WHEREAS, Hanmi and Kinex entered into a License Agreement on December 16, 2011 for the license by Hanmi to Kinex of rights in the Hanmi Orascovery Program (the “License Agreement”); and

WHEREAS, Hanmi and Kinex now wish to amend the License Agreement to amend the definition of “Territory” to add Macau and Singapore.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	All capitalized terms used in this First Amendment and not defined herein shall have the meaning given to them in the License Agreement. Except as amended by this First Amendment, the License Agreement shall continue in full force and effect.

2.	Section 1.66 of the License Agreement is amended and restated in its entirety to read as follows:

“Territory” means the following designated countries and all countries within the following designated continents or economic union only: North America, South America, European Union, Australia, New Zealand, Russia, Eastern Europe, Taiwan, Hong Kong, Macau and Singapore. All other countries are expressly excluded including, but not limited to, the Asian countries of Japan, Mainland China, Korea, and India.

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the date first set forth above.

KINEX PHARMACEUTICALS, LLC		HANMI PHARMACEUTICAL CO., LTD.

By:	/s/ Johnson Lau	By:	/s/ Gwan Sun Lee
	Johnson Lau, CEO		Gwan Sun Lee, President and CEO